UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2009
Packaging Corporation of America
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-15399 (Commission File Number)	36-4277050 (IRS Employer Identification No.)
1900 West Field Court, Lake Forest, Illinois 60045
(Address of Principal Executive Offices, including Zip Code)
(847) 482-3000
(Registrant’s Telephone Number, Including Area Code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2 (b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) On February 25, 2009, Rayford K. Williamson informed PCA that he was retiring from PCA’s board of directors effective upon the 2009 Annual Meeting of Stockholders to be held on May 27, 2009, and would not be standing for reelection to the board at the meeting.

Item 7.01.	Regulation FD Disclosure
     The following information, including the exhibit described below, shall not be deemed “filed” hereunder for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.
     On February 26, 2009, PCA announced that its Board of Directors reduced the company’s quarterly cash dividend from $0.30 to $0.15 per share on its common stock, effective upon the next quarterly dividend. The next quarterly dividend will be paid on April 15, 2009 to shareholders of record as of March 13, 2009. The press release is furnished as Exhibit 99.1 to this report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.
(D)	Exhibits
99.1	Press Release dated February 26, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACKAGING CORPORATION OF AMERICA (Registrant)
By:	/s/ PAUL T. STECKO
Chairman and Chief Executive Officer
(Authorized Officer)

By:	/s/ RICHARD B. WEST
Senior Vice President and Chief Financial Officer
(Principal Financial Officer)

Date: February 26, 2009